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                 EXHIBIT - CERTIFICATE OF FILING

     A conformed copy of Entergy Corporation's Form U-9C-3 for
the quarter ended June 30, 2001, excluding the information
contained in Item 6, part A, which was filed confidentially with the Securities and Exchange Commission under Rule 104(b), was filed with the following:
Mary W. Cochran, Esq.                     Norma K. Scogin, Esq.
Arkansas Public Service Commission        Texas Attorney General's Office
1000 Center Street                        300 West 15th Street/10th Floor
Little Rock, AR  72201                    Austin, TX  78701

Lawrence C. St. Blanc, Secretary          Sherry A. Quirk, Esq.
Louisiana Public Service Commission       Verner, Liipfert, Bernhard,
Post Office Box 91154                     McPherson and Hand
Baton Rouge, LA 70821-9154                901 15th Street, NW / Suite 700
                                          Washington, DC  20005-2301

William Bruce McKinley, Esq.              Frank Spencer, Esq.
Mississippi Public Service Commission     Assistant Attorney General
Walter Sillers State Office Building      Mississippi Attorney General's Office
550 High Street / 19th Floor              Post Office Box 22947
Jackson, MS  39215                        Jackson, MS  39225

George W. Fleming, Esq.                   Mr. James Galloway, Filing Clerk
Mississippi Public Utilities Staff        Central Records - PUCT
Post Office Box 1174                      1701 N. Congress
Jackson, MS  39215                        Austin, TX  78711

Mr. Kelley P. Meehan, Deputy Director     Hon. Emma J. Williams, Clerk of Council
City Council Utilities Regulatory Office  City of New Orleans
Room 6E07, City Hall                      Room 1E04, City Hall
1300 Perdido Street                       1300 Perdido Street
New Orleans, LA 70112                     New Orleans, LA 70112



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                                 Entergy Corporation



                                 By:   /s/ Nathan E. Langston
                                        Nathan E. Langston
                                  Senior Vice President and Chief
                                        Accounting Officer


Dated:  November 28, 2001